UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number,
including area code)

___________________Not applicable_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On May 26, 2009, Senesco Technologies, Inc. (the "Company") announced results of H1N1 mouse influenza survival studies that were conducted in Dr. William Scheld’s lab at the University of Virginia School of Medicine.  Mice treated with an siRNA against Senesco’s Factor 5A gene had a 52% survival rate as opposed to a 14% survival rate for mice that received no treatment or a control siRNA.

A total of 73 mice were infected with a lethal dose of nasally administered H1N1 mouse influenza.  The treated mice (n=31 mice) were administered Senesco’s siRNA against Factor 5A approximately 24 hours after infection and then every other day for 11 days.  Treated mice reversed the weight loss typically seen in infected mice at around day 8 of the study, which coincides with the reduced mortality.  The treated mice had other reduced indicators of disease severity as measured by blood glucose and liver enzymes.

On May 26, 2009, the Company issued a press release announcing the initiation of preclinical studies. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated May 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 26, 2009	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer